UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2007

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5

(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On November 19, 2007, the CEO of Molson Coors Brewing Company (the “Company”), pursuant to authority granted by the Company’s Compensation and Human Resources Committee, established levels of awards of Restricted Stock Units to be granted to certain executive officers and other Company employees, including the Company’s Chief Financial Officer, in recognition of their efforts with respect to the joint venture between the Company and SABMiller plc (the “Joint Venture”).   The Restricted Stock Unit awards will be subject to the Company’s standard terms for grants pursuant to the Molson Coors Incentive Compensation Plan and will be granted upon the consummation of the Joint Venture transaction, subject to the recipient remaining employed through that date.

Item 8.01.   Other Events.

                On November 20, 2007, the Company announced that it and SABMiller plc had each received a request for additional information from the Antitrust Division of the U.S. Department of Justice regarding the proposed combination of their respective U.S. and Puerto Rican subsidiaries, Coors and Miller, into a joint venture.  A copy of its press release is being furnished as Exhibit 99.1 attached hereto.

Item 9.01    Financial Statements and Exhibits.

           (d)      Exhibits

                     99.1    Press Release disseminated November 20, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: November 26, 2007	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer